                                                      Registration No. 333-89989

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------
                               Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       PRECISION OPTICS CORPORATION, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  MASSACHUSETTS
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2795294
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                       22 EAST BROADWAY, GARDNER, MA 01440
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)              (Zip Code)

                               1997 INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                               JACK P. DREIMILLER
           SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                       PRECISION OPTICS CORPORATION , INC.
                                22 EAST BROADWAY
                          GARDNER, MASSACHUSETTS 01440
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (978) 630-1800
--------------------------------------------------------------------------------
          Telephone Number, Including Area Code, of Agent for Service.

                  Please send copies of all communications to:
                              PATRICK O'BRIEN, ESQ.
                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 951-7000

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
Title of Securities to   Amount To Be            Proposed Maximum        Proposed Maximum         Amount of
be Registered            Registered (1)          Offering Price Per      Aggregate Offering       Registration Fee (3)
                                                 Share (2)               Price (2)
------------------------------------------------------------------------------------------------------------------------
Common Stock -           675,000 shares          $14.25                  $9,618,750               $2,540
$.01 Par Value
========================================================================================================================

(1) The Registrant previously registered 525,000 shares which may be issued pursuant to its 1997 Incentive Plan on October 29, 1999 by filing a Registration Statement on Form S-8 (File No. 333-89989). This filing is solely to register 675,000 additional shares which may be issued pursuant to the Registrant's 1997 Incentive Plan.

(2) An offering price of $14.25 per share for the 675,000 shares being registered herewith has been estimated, pursuant to Section 457(c) and (h) on the basis of the average of the high and low prices of shares as reported by the Nasdaq SmallCap Market on January 12, 2000, solely for the purpose of calculating the registration fee.

(3) The Registrant previously paid $444 on October 29, 1999 in connection with the filing by the Registrant of a Registration Statement on Form S-8 (File No. 333-89989) to register 525,000 shares of the Registrant's common stock. The registration fee is for the 675,000 additional shares being registered herewith.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Amendment No. 1 to Registration Statement on Form S-8 is being filed by Precision Optics Corporation, Inc. (the "Company"), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 675,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Company's 1997 Incentive Plan (the "Plan"). A total of 525,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Registration Statement on Form S-8 (File No. 333-89989) filed with the Securities and Exchange Commission on October 29, 1999 and the information contained therein is hereby incorporated herein by reference.


ITEM 8.           EXHIBITS.

                  See Exhibit Index located at page 4 hereof.


               [Remainder of this page intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement (File No. 333-89989) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gardner, Massachusetts on this 18th day of January, 2000.


                            PRECISION OPTICS CORPORATION, INC.

                            By: /s/Richard E. Forkey
                                -------------------------------------
                                Richard E. Forkey
                                Chairman, Chief Executive Officer and
                                President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-89989) has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Capacity                                   Date
---------                          --------                                   ----

/s/ Richard E. Forkey
----------------------             Chairman of the                            January 18, 2000
Richard E. Forkey                  Board of Directors,
                                   Chief Executive Officer
                                   and President
                                   (principal executive officer)

/s/ Jack P. Dreimiller
----------------------             Senior Vice President,                     January 18, 2000
Jack P. Dreimiller                 Finance, Chief Financial
                                   Officer and Clerk (principal
                                   financial and accounting
                                   officer)

        *
----------------------             Director                                   January 18, 2000
Edward A. Benjamin

        *
----------------------             Director                                   January 18, 2000
H. Angus Macleod




                                       -2-




        *
----------------------             Director                                   January 18, 2000
Austin W. Marxe

        *
----------------------             Director                                   January 18, 2000
Joel R. Pitlor

        *
----------------------             Director                                   January 18, 2000
Robert R. Shannon



*By: /s/ Jack P. Dreimiller
     ----------------------
     Jack P. Dreimiller
     Attorney-in-Fact



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


                                  EXHIBIT INDEX

Exhibit Number                      Title of Exhibit
--------------                      ----------------
4.2                                 Articles of Organization of the Registrant (including
                                    Articles of Amendment and Certificate of Correction)

5.1                                 Opinion of Ropes & Gray

23.1                                Consent of Arthur Andersen LLP

23.2                                Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement)




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